Exhibit 99.1

Butterfly Network Reports Third Quarter 2024 Financial Results

Delivered Quarterly Revenue of $20.6mm, 33% YoY Growth

Raises Full Year Revenue and Adjusted EBITDA Guidance

●	Delivered quarterly Revenue of $20.6 million in Q3, representing 33% YoY growth
●	Reduced Q3 Net Loss by 38% and Net Cash Used in Operations by 50%
●	Launched iQ3 in Europe and opened new markets in Indonesia, the Netherlands, and Belgium
●	Announced the formation of Octiv™, a wholly owned subsidiary focused on bringing Butterfly’s chip to new sectors

BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced financial results for the third quarter ended September 30, 2024, and provided a business update.

Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, “The Butterfly team is proud to report a fifth consecutive quarter in which we met or exceeded expectations. Our third quarter delivered growth of 33% versus 2023, while reducing cash use to a historic low. This success came from consistent, repeatable execution across all channels, driven by great products and a dedicated team. We’ve caught our stride and continue to gain momentum; with this, we are pleased to be giving improved guidance today on the top and bottom line.

DeVivo continued, "What’s more, while delivering strong results today, the Butterfly team has also kept our eye on the future. We remain fully committed to the strategic growth pillars we introduced at our March 2024 Investor Day. We look forward to sharing details of our operational and strategic highlights during today’s conference call, including announcing new developments in our Butterfly HomeCare services business, and an exciting opportunity to fully capitalize on our Powered by Butterfly™ chip licensing program.”

Recent Operational and Strategic Highlights:

●	Butterfly’s Return-on-Investment Validation: Published a case study demonstrating that University of Rochester Medical Center’s system-wide deployment of Butterfly is enhancing patient care and financial performance. Additional research by Dr. Stephen Erickson at Jefferson Healthcare shows Butterfly devices pay for themselves quickly for individual practitioners, as well.

●	Medical Education Progress: Announced Kansas City University as the first U.S. medical school to leverage Butterfly ScanLab™ as the foundation of its POCUS curriculum.

●	International Market Expansion: Launched Butterfly iQ3 in Europe, and opened new markets in Indonesia, the Netherlands, and Belgium.

●	Butterfly Veterinary Advancements: Announced data from Kansas State University with Beef Cattle Institute on chute-side management of bovine respiratory disease, confirming the value of Butterfly in creating a new decision-making process for cattle operations globally.

●	Butterfly Garden Growth: Signed two new Butterfly Garden partners, bringing the portfolio to 17 companies. On October 28, 2024, HeartFocus by Deski announced the commercial launch of its AI-powered cardiac training app.

●	Butterfly HomeCare Pilot Announcement: In the fourth quarter 2024, Butterfly HomeCare is set to begin a pilot for virtual chronic care management with a leading Medicare Advantage provider to improve heart failure outcomes through AI-powered imaging.

●	Octiv™ Subsidiary Formation Announcement: as a next step to monetize the full value of Powered by Butterfly™, the Company plans to form Octiv – a wholly-owned subsidiary dedicated to bringing Butterfly’s proprietary chip to new sectors. With the creation of Octiv, the Company’s goal is to increase access to capital from new investors, while unlocking value for current Butterfly shareholders.

●	European Union’s Restriction of Hazardous Substances (RoHS) Update: Butterfly leadership met with the officials responsible for the RoHS exemptions revision on September 11, 2024 in Brussels. During the discussion, Butterfly’s revocation was welcomed with significant support from the European Commission representatives. Subsequently, on October 23, 2024, Butterfly re-submitted its revocation request, providing additional information and details suggested by the European Commission.

Three Months Ended September 30, 2024 Financial Results

Revenue: Total revenue was $20.6 million, up 33% from $15.4 million in the third quarter of 2023. U.S. revenue was $13.1 million, up 27% from prior year, driven by the recently launched next-generation iQ3 probe’s higher selling price and increased enterprise software revenue. International revenue increased 36% year-over-year to $5.2 million, with new geographies contributing revenue. Other revenue contributed $2.3 million.

●	Product revenue was $13.5 million, an increase of 55% versus the prior year period, driven by the 37% increase in units fulfilled year-over-year and the iQ3’s higher selling price.
●	Software and other services revenue was up 5% year-over-year at $7.0 million. Software and other services mix was 34% of revenue and decreased by 9 percentage points versus the prior year due to the higher product revenue achieved this quarter. Enterprise as a percentage of software revenue increased 5 percentage points year-over-year.

Gross profit: Gross profit was $12.2 million versus $9.4 million in the prior year period, and adjusted gross profit was $12.3 million versus $9.4 million in the prior period. Gross margin decreased to 59.5% from 60.8% in the prior year period, and adjusted gross margin decreased to 60.0% from 60.8% in the prior year period. These decreases are primarily due to the higher cost to manufacture iQ3 including efficiencies in starting a new line and warranty expense; product mix, reflecting a higher proportion of product revenues; and higher amortization which reduced margin by approximately 90 basis points, largely offset by higher average selling prices.

Operating expenses: Operating expenses were $29.5 million, down 30% from $41.9 million in the prior year period, due to previously announced reductions in force, as well as non-payroll spending rationalization across all areas.

Total operating expenses excluding stock-based compensation and Other expense were $23.4 million, compared to $25.9 million in the third quarter of 2023, representing a decrease of 10%.

Net loss: Net loss was $16.9 million, compared to $27.4 million in the prior year period.

Adjusted EBITDA: Adjusted EBITDA loss was $8.4 million, compared to $12.5 million in the prior year period.

Adjusted EPS: Adjusted EPS was ($0.05), compared to ($0.07) in the prior year period.

Cash, cash equivalents, and restricted cash: Cash, cash equivalents, and restricted cash were $97.8 million as of September 30, 2024.

Guidance

Increased Revenue Guidance and improved Adjusted EBITDA guidance for the Fiscal Year 2024 to:

●	Revenue guidance of $79 million to $81 million or over 20% growth
●	Improved adjusted EBITDA guidance by $5 million to a loss of $42 million - $40 million

Reconciliation of GAAP to Adjusted

Reconciliations of gross margin to adjusted gross margin and of net loss to adjusted EBITDA and adjusted EPS for the three and nine months ended September 30, 2024, and 2023 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call and webcast to discuss third quarter 2024 financial performance and operational progress is scheduled for 8:00 am ET on November 1, 2024. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:

US domestic callers: +1 (833) 470-1428

Global Dial-In Numbers:

https://www.netroadshow.com/events/global-numbers?confId=71022

Access Code: 668983

After the live webcast, the call will be archived on Butterfly’s Investor Relations page. In addition, a telephone replay of the call will be available until November 15, 2024, by dialing:

U.S. (Toll-Free): +1 866-813-9403
U.S. / International (Tolled): +1 929-458-6194
Access Code: 736364

About Butterfly Network

Founded by Dr. Jonathan Rothberg in 2011, Butterfly Network is a digital health company with a mission to democratize medical imaging by making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Butterfly created the world's first handheld single-probe, whole-body ultrasound system using semiconductor technology, Butterfly iQ. The company has continued to innovate, leveraging the benefits of Moore’s Law, to launch its second-generation Butterfly iQ+ in 2020, and third generation iQ3 in 2024 – each with increased processing power and performance enhancements. The disruptive technology has been recognized by TIME’s Best Inventions, Fast Company’s World Changing Ideas, CNBC Disruptor 50, and MedTech Breakthrough Awards, among other accolades. With its proprietary Ultrasound-on-Chip™ technology, intelligent software, and educational offerings, Butterfly is paving the way to mass adoption of ultrasound for earlier detection and remote management of health conditions around the world. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted gross profit to gross profit, adjusted gross margin to gross margin, and adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of products and services that we are currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to raise financing in the future; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz

Chief Financial and Operations Officer, Butterfly
investors@butterflynetwork.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue:
Product	$13,538	$8,753	$39,478	$29,874
Software and other services	7,023	6,668	20,227	19,510
Total revenue	20,561	15,421	59,705	49,384
Cost of revenue:
Product	6,065	3,929	17,739	13,765
Software and other services	2,263	2,110	6,870	6,226
Total cost of revenue	8,328	6,039	24,609	19,991
Gross profit	12,233	9,382	35,096	29,393
Operating expenses:
Research and development	8,844	12,130	28,975	44,409
Sales and marketing	9,607	9,012	29,713	28,776
General and administrative	9,353	11,560	29,868	37,239
Other	1,675	9,243	3,639	17,848
Total operating expenses	29,479	41,945	92,195	128,272
Loss from operations	(17,246)	(32,563)	(57,099)	(98,879)
Interest income	1,221	1,903	4,023	5,714
Interest expense	(319)	—	(928)	—
Change in fair value of warrant liabilities	(1,239)	3,511	(826)	3,924
Other income (expense), net	717	(217)	517	(256)
Loss before provision for income taxes	(16,866)	(27,366)	(54,313)	(89,497)
Provision for income taxes	58	2	78	82
Net loss and comprehensive loss	$(16,924)	$(27,368)	$(54,391)	$(89,579)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.08)	$(0.13)	$(0.26)	$(0.44)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	212,774,085	206,740,234	211,109,792	204,749,108

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$93,758	$134,437
Accounts receivable, net	20,621	13,418
Inventories	73,271	73,022
Current portion of vendor advances	4,351	2,815
Prepaid expenses and other current assets	7,492	7,571
Total current assets	199,493	231,263
Property and equipment, net	21,176	25,321
Intangible assets, net	9,266	10,317
Non-current portion of vendor advances	15,082	15,276
Operating lease assets	14,606	15,675
Other non-current assets	5,649	6,422
Total assets	$265,272	$304,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,651	$5,090
Deferred revenue, current	16,425	15,625
Accrued purchase commitments, current	131	131
Accrued expenses and other current liabilities	22,585	23,425
Total current liabilities	42,792	44,271
Deferred revenue, non-current	7,035	7,394
Warrant liabilities	1,652	826
Operating lease liabilities	21,030	22,835
Other non-current liabilities	10,931	8,895
Total liabilities	83,440	84,221
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at September 30, 2024 and December 31, 2023; 186,557,521 and 181,221,794 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	19	18
Class B common stock $.0001 par value; 27,000,000 shares authorized at September 30, 2024 and December 31, 2023; 26,426,937 shares issued and outstanding at September 30, 2024 and December 31, 2023	3	3
Additional paid-in capital	965,839	949,670
Accumulated deficit	(784,029)	(729,638)
Total stockholders’ equity	181,832	220,053
Total liabilities and stockholders’ equity	$265,272	$304,274

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(54,391)	$(89,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	7,835	8,332
Non-cash interest expense	926	—
Write-down of inventories	15	—
Stock-based compensation expense	15,794	20,924
Change in fair value of warrant liabilities	826	(3,924)
Gain on lease termination	—	(214)
Other	945	(478)
Changes in operating assets and liabilities:
Accounts receivable	(8,158)	711
Inventories	(264)	(34,046)
Prepaid expenses and other assets	681	2,354
Vendor advances	(1,342)	15,646
Accounts payable	(1,440)	1,092
Deferred revenue	441	(423)
Accrued purchase commitments	—	(1,934)
Change in operating lease assets and liabilities	(549)	(671)
Accrued expenses and other liabilities	94	(3,509)
Net cash used in operating activities	(38,587)	(85,719)

Cash flows from investing activities:
Purchases of marketable securities	—	(297)
Sales of marketable securities	—	76,484
Purchases of property, equipment, and intangible assets, including capitalized software	(2,286)	(3,271)
Sales of property and equipment	36	10
Net cash (used in) provided by investing activities	(2,250)	72,926

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	—	228
Net cash provided by financing activities	—	228
Net decrease in cash, cash equivalents, and restricted cash	(40,837)	(12,565)
Cash, cash equivalents, and restricted cash, beginning of period	138,650	166,828
Cash, cash equivalents, and restricted cash, end of period	$97,813	$154,263

BUTTERFLY NETWORK, INC.

ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$20,561	$15,421	$59,705	$49,384
Cost of revenue	8,328	6,039	24,609	19,991
Gross profit	$12,233	$9,382	$35,096	$29,393

Gross margin	59.5%	60.8%	58.8%	59.5%

Add:
Write-downs and write-offs of inventories	97	—	97	—
Adjusted gross profit	$12,330	$9,382	$35,193	$29,393

Adjusted gross margin	60.0%	60.8%	58.9%	59.5%

Depreciation and amortization	$1,632	$1,448	$4,862	$4,127
% of revenue	7.9%	9.4%	8.1%	8.4%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA AND ADJUSTED EPS

(In thousands, except share and per share amounts)

(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended September 30,		Nine months ended September 30,
		2024	2023	2024	2023
Net loss	Net loss	$(16,924)	$(27,368)	$(54,391)	$(89,579)
Stock-based compensation	R&D, S&M, and G&A	4,411	6,815	15,794	20,924
Write-downs and write-offs of inventories	Cost of revenue	97	—	97	—
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	1,239	(3,511)	826	(3,924)
Other	Other	1,675	9,243	3,639	17,848
Other expense (income), net	Other income (expense), net	(717)	217	(517)	256
Adjusted net loss		(10,219)	(14,604)	(34,552)	(54,475)
Interest income	Interest income	(1,221)	(1,903)	(4,023)	(5,714)
Interest expense	Interest expense	319	—	928	—
Provision for income taxes	Provision for income taxes	58	2	78	82
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,618	4,027	7,835	8,332
Adjusted EBITDA		$(8,445)	$(12,478)	$(29,734)	$(51,775)

Adjusted EPS		$(0.05)	$(0.07)	$(0.16)	$(0.27)
Weighted average shares used to compute adjusted EPS		212,774,085	206,740,234	211,109,792	204,749,108